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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-59675 and 333-71069) and Form S-8 (Nos. 2-98168, 33-36082, 33-35379, 33-49898, 33-57606,
33-54785, 33-62805, 333-8811, 333-32059, 333-32463, 333-50953, 333-56921,
333-58517, 333-61615, 333-65367, 333-69115, 333-70977, and 333-81759) of EG&G,
Inc. of our report dated September 30, 1998 relating to the combined financial statements of the Analytical Instruments Division of The Perkin-Elmer Corporation, which appears in the Current Report on Form 8-K of EG&G, Inc. dated August 11, 1999.



/S/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP

Stamford, CT
August 6, 1999